Fourth Quarter and Full Year 2011 Earnings Presentation February 27, 2012 NASDAQ • TRS

Safe Harbor Statement Any “forward-looking” statements contained herein, including those relating to market conditions or the Company’s financial condition and results, expense reductions, liquidity expectations, business goals and sales growth, involve risks and uncertainties, including, but not limited to, risks and uncertainties with respect to general economic and currency conditions, various conditions specific to the Company’s business and industry, the Company’s substantial leverage, liabilities imposed by the Company’s debt instruments, market demand, competitive factors, supply constraints, material and energy costs, technology factors, litigation, government and regulatory actions, the Company’s accounting policies, future trends, and other risks which are detailed in the most recent Company’s Annual Report on Form 10-K, and in the Company’s Quarterly Reports on Form 10- Q. These risks and uncertainties may cause actual results to differ materially from those indicated by the forward-looking statements. All forward-looking statements made herein are based on information currently available, and the Company assumes no obligation to update any forward-looking statements. 2

Agenda • Opening Remarks • Financial Highlights • Segment Highlights • Outlook and Summary • Questions and Answers • Appendix 3

Opening Remarks – 2011 Results • Playbook in place continues to enhance TriMas’ value ̶ Established operating processes are maximizing results ̶ Great execution of growth and productivity programs ̶ Strategic plans in place to maximize portfolio • Double-digit sales and earnings growth despite choppy markets ̶ Sales up 20% vs. 2010; record year for several businesses ̶ Diversified business portfolio driving positive results ̶ Ongoing “restructuring” to ensure best cost producer position • Improved earnings driven by better operating performance and lower interest costs • Achieved target level of working capital as a percentage of sales • Continued focus on free cash flow and debt reduction Delivering on our commitments, while investing in future growth. 4

Arminak Acquisition • Acquired 70% of Arminak & Associates for approximately $64 million • Designer and supplier of foamers, lotion pumps, fine mist sprayers and other packaging solutions • Complementary customer base provides Rieke greater access to the cosmetic, personal care, beauty aid and household product markets • Combination creates superior product portfolio, enhanced design and innovation capabilities, and improved global manufacturing flexibility • Generated approximately $60 million in revenue for 12 months ended December 31, 2011 – track record of excellent growth • Expect revenue and supply chain synergies for both businesses Expanding our product portfolio to better meet our customers’ needs. 5

Financial Highlights

Fourth Quarter Summary

($ in millions, except per share amounts)

(from continuing operations)		Q4 2011		Q4 2010	% Chg
Revenue	$	259.7	$	212.5	22.2%
Operating Profit	$	26.4	$	18.6	41.6%
Excl. Total Special Items (1), Operating Profit would have been:	$	26.9	$	18.6	44.4%
Excl. Total Special Items (1), Operating Profit margin would have been:		10.4%		8.8%	160 bps
Income	$	7.1	$	7.6	-6.6%
Excl. Total Special Items, Income would have been:	$	8.7	$	7.6	14.0%
Diluted earnings per share	$	0.20	$	0.22	-9.1%
Excl. Total Special Items (1), diluted EPS would have been:	$	0.25	$	0.22	13.6%
Free Cash Flow (2)	$	51.2	$	22.6	126.9%
Debt	$	469.9	$	494.7	-5.0%
Cash and Cash Equivalents	$	88.9	$	46.4	91.6%

- Sales increased 22% vs. Q4 2010
  - Investments in new products, geographic expansion and bolt-on acquisitions driving positive results
- Operating profit increased more than 40% with an operating profit margin improvement of 160 basis points as compared to Q4 2010 – Five of the six segments reported higher operating profit margins
- Productivity efforts continued to fund growth initiatives
- Q4 income and EPS was negatively impacted by higher income tax expense
  - Cost of tax restructuring efforts in Q4 2011 versus tax benefit of reversal of certain valuation allowances in Q4 2010
- Continued focus on cash flow and debt reduction

TRIMAS CORPORATION

(1) "Special Items" for each period are provided in the Appendix.
(2) Free Cash Flow is defined as Cash Flows from Operating Activities less Capital Expenditures.

7

2011 Full Year Summary

($ in millions, except per share amounts)

(from continuing operations)		FY 2011		FY 2010	% Chg
Revenue	$	1,084.0	$	902.5	20.1%
Operating Profit	$	131.3	$	109.3	20.1%
Excl. Total Special Items (1), Operating Profit would have been:	*$*	*131.8*	*$*	*109.3*	*20.6%*
Excl. Total Special Items (1), Operating Profit margin would have been:		*12.2%*		*12.1%*	*10 bps*
Income	$	50.8	$	38.9	30.5%
Excl. Total Special Items, Income would have been:	*$*	*54.8*	*$*	*38.9*	*40.9%*
Diluted earnings per share	$	1.46	$	1.13	29.2%
Excl. Total Special Items (1), diluted EPS would have been:	*$*	*1.58*	*$*	*1.13*	*39.8%*
Free Cash Flow (2)	$	63.2	$	73.1	-13.5%
Debt	$	469.9	$	494.7	-5.0%
Cash and Cash Equivalents	$	88.9	$	46.4	91.6%

- Sales increased 20% vs. 2010 with growth in all segments
  - Organic growth approximately 14% as compared to 2010
  - Investments in new products, geographic expansion and bolt-on acquisitions driving positive results
- Productivity efforts continued to fund growth initiatives and offset commodity inflation
- Maintained operating profit margin despite a less favorable sales mix and investments in growth
- Income and EPS (excl. Special Items) increased approximately 40% compared to 2010 due to increased sales levels and reductions in interest expense
- Continued focus on cash flow and debt reduction

TriMas Corporation

(1) "Special Items" for each period are provided in the Appendix.
(2) Free Cash Flow is defined as Cash Flows from Operating Activities less Capital Expenditures.

8

Working Capital Significant sales growth and geographic expansion adds complexity – process improvements ongoing. 9 Comments: • Achieved long-term target of approximately 13% of sales at year end • Significant growth and global expansion adds complexity • Made decision to increase inventory levels to improve fill rates and meet customer needs in select businesses 17.2% 14.3% 12.5% 12.7% 2008 2009 2010 2011 Operating Working Capital as a % of Sales

10 • 2011 refinance efforts have significantly reduced rates and extended maturities • Reduced interest expense by $7.4M in 2011, as compared to 2010 • Term loan at historically low rate T o tal Deb t L e v e rage Ra ti o ($ in millions) Capitalization Total Indebtedness and Leverage Ratio As of December 31, 2011, TriMas had $247.7 million of cash and available liquidity under its revolving credit and accounts receivable facilities. As of 12/31/2011 Outstanding Balance Rate Maturity Term Loan(1) $224M LIBOR plus 3.00% (LIBOR floor of 1.25%) 2017 Revolving Credit Facility(1) $0 LIBOR plus 3.25% 2016 Senior Secured Notes $246M 9 ¾% 2017 A/R Facility Borrowings(2) $0 LIBOR plus 1.50% 2015 (1) Term Loan and Revolving Credit Facility were refinanced in June 2011 (2) A/R Facility was amended in September 2011 (including A/R Facility) $754 $658 $630 $515 $495 $470 1x 2x 3x 4x 5x 6x $200 $300 $400 $500 $600 $700 $800 YE 06 YE 07 YE 08 YE 09 YE 10 YE 11 Total Indebtedness Leverage

Segment Highlights

Packaging





($ in millions)



Net Sales
$37.6
$47.4
26.1%
$171.2
$185.2
8.2%
Q4-10
Q4-11
2010
2011



Operating Profit
$10.2
$10.9
6.7%
$48.7
$48.1
-1.3%
Q4-10
Q4-11
2010
2011

Results:

- Q4 2011 sales increased as a result of the Innovative Molding acquisition and increased specialty systems sales, partially offset by lower industrial closure sales
- Q4 2011 operating profit increased primarily as a result of higher sales levels, while Q4 margin declined due to the impact of Innovative resulting in a less favorable sales mix and higher SG&A costs
- FY 2011 sales improved as a result of Innovative and favorable currency exchange
- FY 2011 operating profit decreased as a result of Innovative acquisition and integration costs, as well as a less favorable product sales mix, partially offset by productivity and lean projects

Key Initiatives:

- Target specialty dispensing and closure products in higher growth end markets
  - Personal care and cosmetic
  - Food, beverage and nutrition
  - Pharmaceutical and medical
- Increase geographic coverage efforts in Asia and Europe
- Leverage bolt-on acquisitions to achieve synergies
- Increase low-cost country sourcing and manufacturing
- Ensure new products continue to have barriers to entry

TriMas Corporation · Rieke Packaging Systems™ A TriMas Company · englass · Rieke Italia S.r.l. · Stolz · Innovative Molding · Arminak & Associates
12

Energy







($ in millions)


Net Sales
$34.7
$41.0
18.1%
$129.1
$166.8
29.2%
Q4-10
Q4-11
2010
2011


Operating Profit
$3.3
$4.8
44.3%
$14.7
$19.7
34.3%
Q4-10
Q4-11
2010
2011

Results:

- Q4 2011 and FY 2011 sales increased as a result of the South Texas Bolt & Fitting (STB&F) acquisition in November 2010, market share gains, incremental sales from newer branch facilities and improved customer demand
- STB&F acquisition exceeding all expectations
- Operating profit and margin level in both periods increased due to the leverage gained by higher sales levels, partially offset by a less favorable sales mix and higher SG&A in support of growth initiatives

Key Initiatives:

- Globally expand business capabilities to support customers
- Continue to capitalize on synergies related to acquisitions
- Increase sales of specialty gaskets and bolts
- Capture larger share of new markets such as OEM, Engineered & Construction, power generation and pulp/paper
- Maximize supply chain for cost and delivery

TriMas Corporation

Lamons Sealing Global - Servicing Local

13

Aerospace & Defense





($ in millions)


Net Sales
$20.5
$18.4
-9.9%
$73.9
$78.6
6.3%
Q4-10
Q4-11
2010
2011


Operating Profit
$5.1
$4.6
-8.5%
$18.1
$18.6
3.0%
Q4-10
Q4-11
2010
2011

Results:

- Q4 2011 sales decreased as the improved demand for blind bolts and temporary fasteners from aerospace distribution customers was more than offset by significantly lower sales in the defense business
- Q4 2011 operating profit declined primarily due to lower defense sales levels, while margin improved due the higher sales mix of the more profitable aerospace business
- FY 2011 sales increased due to improved demand from aerospace distribution customers, partially offset by lower sales in defense business
- FY 2011 operating profit increased slightly as higher profits generated by the aerospace business more than offset the reduction in profitability in the defense business and higher SG&A costs

Key Initiatives:

- Expand aerospace fastener product lines to increase content and applications per aircraft
- Capitalize on expectations for continued ramp-up of large frame, composite aircraft
- Continue to expand sales globally
- Drive ongoing lean initiatives to lower working capital and reduce costs
- Leverage and further develop existing defense customer relationships
- Consider complementary bolt-on acquisitions

TRIMAS CORPORATION

MONOGRAM AEROSPACE FASTENERS

14

Engineered Components







($ in millions)


Net Sales
$35.2
$48.5
37.8%
$113.0
$175.4
55.2%
Q4-10
Q4-11
2010
2011


Operating Profit
$4.0
$8.6
113.6%
$12.7
$27.6
118.2%
Q4-10
Q4-11
2010
2011

Results:

- Q4 and FY 2011 sales increased due to improved demand and increased market share for industrial cylinders, engines, compressors and other well-site content
- Operating profit increased due to higher sales volumes, increased absorption of fixed costs and productivity efforts, partially offset by higher SG&A costs supporting the increased sales levels
- 2011 operating profit margin improved approximately 460 basis points compared to 2010
- Specialty fittings and precision cutting tool businesses were sold in Q4 2011 and classified as discontinued operations

Key Initiatives:

- Expand complementary product lines at well-site
- Grow natural gas compression products and capitalize on shale opportunities
- Develop additional capabilities of cylinder business to capture new markets
- Continue to reduce costs and improve working capital turnover
- Continue to expand product offering and geographies

TRIMAS CORPORATION

ARROW ENGINE COMPANY

NORRIS CYLINDER

15

Cequent (Asia Pacific & North America)







($ in millions)

Net Sales



$84.6
$104.4
$415.3
$478.0
23.4%
15.1%
Q4-10
Q4-11
2010
2011

	Q4-10	Q4-11	2010	2011
Asia Pacific	$19.0	$26.9	$76.0	$94.3
North America	$65.6	$77.5	$339.3	$383.7

Operating Profit[1]



$2.3
$6.8
$39.9
$47.2
196.9%
18.2%
Q4-10
Q4-11
2010
2011

	Q4-10	Q4-11	2010	2011
Asia Pacific	$2.6	$4.2	$12.1	$13.9
North America	-$0.3	$2.6	$27.8	$33.3

(1) "Special Items" for each period are provided in the Appendix.

Results:

- Q4 and FY 2011 sales in North America improved due to increased sales within all their major channels resulting from market share gains and new product introductions
- North America operating profit and margin level increased due to higher sales levels and productivity initiatives
- Q4 and FY 2011 sales in Asia Pacific increased due to new business awards in Thailand and Australia, the Q4 2011 acquisition in South Africa and the impact of favorable currency exchange
- Q4 and FY 2011 Asia Pacific operating profit increased as a result of favorable currency exchange, higher sales volumes and productivity projects, partially offset by higher SG&A costs related to consolidation of manufacturing facilities

Key Initiatives:

- Continue to reduce fixed costs and simplify the businesses
- Improve processes for better customer service and support
- Leverage strong brands for additional market share and cross-selling
- Expand sales in new, growing geographies
- Continue to reduce working capital requirements

TRIMAS CORPORATION

FULTON HIDDEN HITCH HIGHLAND REESE DRAW-TITE TEKONSHA REESE Wesbar Bargman PARKSIDE TRAILBOSS HAYMAN REESE

16

2011 Summary • Strong organic growth through market share gains, product innovation, geographic expansion and increased end market demand • Acquisitions ahead of schedule with enhanced synergies and growth • Improved operating leverage and capital structure • Successfully refinanced and amended debt – strong capital position through 2016 • Working capital provides ongoing opportunity to increase efficiency • Continuous productivity initiatives fund investments for long-term growth Continue momentum to drive positive results. 17

Outlook and Summary

2012 Outlook As of 2/27/12 Headwinds Tailwinds Sales Growth 7% to 10% European economic environment, currency exchange New products, new markets, share gains, acquisitions Earnings Per Share, diluted $1.75 to $1.85 Restructuring and acquisition costs, new long- term incentive plan Productivity and fixed cost leverage, interest cost reduction, tax rate Free Cash Flow(1) $40 to $50 million Cash tax increase (NOL expiration), capital investments Incremental earnings, less working capital use (1) 2012 Free Cash Flow is defined as Cash Flow from Operating Activities less Capital Expenditures. 2012 outlook in line with our strategic aspirations. 19

Strategic Aspirations Strategic aspirations are our foundation for 2012. 20 • Generate high single-digit top-line growth • Invest in growing end markets through new products, global expansion and acquisitions • Drive 3% to 5% total gross cost productivity gains annually – utilize savings to fund growth • Grow earnings faster than revenue growth • Continue to decrease leverage ratio • Strive to be a great place to work

• New aircraft development and production ramp-up • Global sales expansion, including China • Expansion of product range for composite aircraft applications • New specialty dispensing and closure systems for consumer applications • Growth in Asian markets • Recent bolt-on acquisition synergies • New branch ramp-up (U.S. and non-U.S. based) • Growth in specialty and engineered products • Pursuit of opportunities in Brazil • New cylinder applications (fire suppression, cell phone towers, mining, ISO small high pressure) • Export opportunities • Additional well-site content (electronics, gas compression products) • Natural gas compressor packaging and shale field opportunities • OEM wins for engineered, heavy duty trailer products • Thailand-based automotive OEM wins • Cargo management and towing products share gains at large retailers 2011 commercial successes and investments position us for sustainable growth in 2012 and beyond. Growth Momentum 21

Productivity Initiatives 22 Continuous productivity across all businesses and functional areas drives efficiency and funds growth. • 3%+ total gross cost productivity in 2012 plans • Global sourcing group expanding in Mexico, Brazil and India • Lean initiatives embraced across the businesses • Productivity initiatives and kaizen events taking place in all functional areas • Recent emphasis on new high-efficiency machinery • Ongoing restructuring to ensure best cost producer • Continuing to expand flexible, low-cost manufacturing footprint - Mexico, India, China and Thailand, as well as consolidation in Australia

TriMas Value Proposition Growth > Markets Clear goals, high-performance teams and streamlined processes drive enhanced results. 23 Balanced Portfolio Productivity Growth Opportunities Increased Enterprise Value X X • Multiple projects in all businesses • Geographic • Product • Customer penetration • Acquisitions • Services Stability • Energy • Aerospace • Industrial • Consumer • Agricultural • Geographic diversity • Customer diversity Funds Growth & Margin Expansion • Rationalization • Optimization of global supply chain • Lean initiatives and kaizen events • Best cost position • Purchasing efficiencies • Manufacturing efficiencies = • Earnings growth > sales growth • Strong cash flow dynamics • Deleverage • Increased ROIC

Questions & Answers

Appendix

2012 Additional Assumptions 2012 Estimates Interest expense $42 - $44 million Capital expenditures 3% - 4% of sales Tax rate 33% - 34% 26

Condensed Consolidated Balance Sheet

(Dollars in thousands)

	December 31, 2011	December 31, 2010
Assets		
Current assets:		
Cash and cash equivalents	$ 88,920	$ 46,370
Receivables, net	135,610	111,380
Inventories	178,030	155,980
Deferred income taxes	18,510	34,500
Prepaid expenses and other current assets	10,620	6,670
Assets of discontinued operations held for sale	-	30,360
Total current assets	431,690	385,260
Property and equipment, net	159,210	149,290
Goodwill	215,360	205,890
Other intangibles, net	155,670	159,910
Other assets	24,610	25,370
Total assets	$ 986,540	$ 925,720
Liabilities and Shareholders' Equity		
Current liabilities:		
Current maturities, long-term debt	$ 7,290	$ 17,730
Accounts payable	146,930	124,390
Accrued liabilities	70,140	66,600
Liabilities of discontinued operations	-	5,710
Total current liabilities	224,360	214,430
Long-term debt	462,610	476,920
Deferred income taxes	64,780	65,440
Other long-term liabilities	61,000	56,610
Total liabilities	812,750	813,400
Total shareholders' equity	173,790	112,320
Total liabilities and shareholders' equity	$ 986,540	$ 925,720

TRIMAS CORPORATION

27

Capitalization

(Unaudited, dollars in thousands)

	December 31, 2011		December 31, 2010	
Cash and Cash Equivalents	$	88,920	$	46,370
Term loan		223,870		248,950
Revolving credit facilities		-		-
Non-U.S. bank debt and other		140		290
		224,010		249,240
$9^3/_4$% senior secured notes, due December 2017		245,890		245,410
A/R Facility Borrowings	$	-	$	-
Total Debt	$	469,900	$	494,650
Key Ratios:				
Bank LTM EBITDA	$	176,380	$	161,830
Interest Coverage Ratio		4.37 x		3.10 x
Leverage Ratio		2.67 x		3.06 x
Bank Covenants:				
Minimum Interest Coverage Ratio		2.50 x		2.00 x
Maximum Leverage Ratio		4.00 x		5.00 x

As of December 31, 2011, TriMas had $247.7 million of cash and available liquidity under its revolving credit and accounts receivable facilities.

TRIMAS CORPORATION

28

Consolidated Statement of Operations

(Dollars in thousands)

	Three months ended December 31,		Twelve months ended December 31,	
	2011	2010	2011	2010
	(unaudited)			
Net sales	$ 259,650	$ 212,510	$1,083,960	$ 902,460
Cost of sales	(184,000)	(150,260)	(766,260)	(631,410)
Gross profit	75,650	62,250	317,700	271,050
Selling, general and administrative expenses	(49,340)	(43,020)	(186,520)	(160,190)
Net gain (loss) on dispositions of property and equipment	90	(590)	140	(1,520)
Operating profit	26,400	18,640	131,320	109,340
Other expense, net:				
Interest expense	(10,110)	(12,050)	(44,480)	(51,830)
Debt extinguishment costs	-	-	(3,970)	-
Other expense, net	(1,960)	(260)	(3,130)	(1,080)
Other expense, net	(12,070)	(12,310)	(51,580)	(52,910)
Income from continuing operations before income tax expense	14,330	6,330	79,740	56,430
Income tax benefit (expense)	(7,200)	1,300	(28,930)	(17,500)
Income from continuing operations	7,130	7,630	50,810	38,930
Income (loss) from discontinued operations, net of income taxes	6,120	(1,940)	9,550	6,340
Net income	$ 13,250	$ 5,690	$ 60,360	$ 45,270
Earnings (loss) per share - basic:				
Continuing operations	$ 0.21	$ 0.23	$ 1.48	$ 1.15
Discontinued operations	0.18	(0.06)	0.28	0.19
Net income per share	$ 0.39	$ 0.17	$ 1.76	$ 1.34
Weighted average common shares - basic	34,437,097	33,852,165	34,246,289	33,761,430
Earnings (loss) per share - diluted:				
Continuing operations	$ 0.20	$ 0.22	$ 1.46	$ 1.13
Discontinued operations	0.18	(0.06)	0.27	0.18
Net income per share	$ 0.38	$ 0.16	$ 1.73	$ 1.31
Weighted average common shares - diluted	34,961,772	34,561,391	34,779,693	34,435,245

TRIMAS CORPORATION

29

Consolidated Statement of Cash Flow

(Dollars in thousands)

	Year ended December 31, 2011	2010
Cash Flows from Operating Activities:		
Net income	$ 60,360	$ 45,270
Adjustments to reconcile net income to net cash provided by operating activities, net of acquisition impact:		
Gain on dispositions of businesses and other assets	(10,380)	(8,510)
Depreciation	25,940	23,640
Amortization of intangible assets	14,530	14,100
Amortization of debt issue costs	2,910	2,960
Deferred income taxes	12,680	12,500
Non-cash compensation expense	3,510	2,180
Excess tax benefits from stock based compensation	(3,980)	(600)
Loss on extinguishment debt	3,970	-
Increase in receivables	(21,420)	(17,190)
Increase in inventories	(16,840)	(12,820)
Increase in prepaid expenses and other assets	(890)	(600)
Increase in accounts payable and accrued liabilities	25,870	31,740
Other, net	(450)	2,290
Net cash provided by operating activities, net of acquisition impact	95,810	94,960
Cash Flows from Investing Activities:		
Capital expenditures	(32,620)	(21,900)
Acquisition of businesses, net of cash acquired	(31,390)	(30,760)
Net proceeds from disposition of businesses and other assets	38,780	14,810
Net cash used for investing activities	(25,230)	(37,850)
Cash Flows from Financing Activities:		
Proceeds from borrowings on term loan facilities	269,150	-
Repayments of borrowings on term loan facilities	(294,370)	(14,660)
Proceeds from borrowings on revolving credit facilities and accounts receivable facility	659,300	476,310
Repayments of borrowings on revolving credit facilities and accounts receivable facility	(659,300)	(482,360)
Debt refinance fees and expenses	(6,890)	-
Shares surrendered upon vesting of options and restricted stock awards to cover tax obligations	(900)	(240)
Proceeds from exercise of stock options	1,000	130
Excess tax benefits from stock based compensation	3,980	600
Net cash used for financing activities	(28,030)	(20,220)
Cash and Cash Equivalents:		
Increase for the year	42,550	36,890
At beginning of year	46,370	9,480
At end of year	$ 88,920	$ 46,370
Supplemental disclosure of cash flow information:		
Cash paid for interest	$ 40,550	$ 45,090
Cash paid for income taxes	$ 15,710	$ 8,920

TRIMAS CORPORATION

30

Additional Information Regarding Special Items Impacting Reported GAAP Financial Measures

(Unaudited)

(dollars in thousands, except per share amounts)	Three months ended December 31, 2011		Three months ended December 31, 2010	
	Income	Diluted EPS	Income	Diluted EPS
Income and EPS from continuing operations, as reported	$ 7,130	$ 0.20	$ 7,630	$ 0.22
After-tax impact of Special Items to consider in evaluating quality of income and EPS from continuing operations:				
Severance and business restructuring costs	320	0.01	-	-
Tax restructuring	1,250	0.04	-	-
Excluding Special Items, income and EPS from continuing operations would have been	$ 8,700	$ 0.25	$ 7,630	$ 0.22
Weighted-average shares outstanding at December 31, 2011 and 2010		34,961,772		34,561,391

(dollars in thousands, except per share amounts)	Twelve months ended December 31, 2011		Twelve months ended December 31, 2010	
	Income	Diluted EPS	Income	Diluted EPS
Income and EPS from continuing operations, as reported	$ 50,810	$ 1.46	$ 38,930	$ 1.13
After-tax impact of Special Items to consider in evaluating quality of income and EPS from continuing operations:				
Severance and business restructuring costs	320	0.01	-	-
Tax restructuring	1,250	0.04	-	-
Debt extinguishment costs	2,460	0.07	-	-
Excluding Special Items income and EPS from continuing operations would have been	$ 54,840	$ 1.58	$ 38,930	$ 1.13
Weighted-average shares outstanding at December 31, 2011 and 2010		34,779,693		34,435,245

TRIMAS CORPORATION

31

Additional Information Regarding Special Items Impacting Reported GAAP Financial Measures (Unaudited) 32 (dolla s in thousands) 2011 2010 2011 2010 Operating profit from continuing operations, as reported………………………………………………………………..26,400$ 18,640$ 131,320$ 109,340$ Special Items to consider in evaluating quality of earnings: Severance and business restructuring costs and other.................................. 520$ -$ 520$ -$ Excluding Special Items, operating profit from continuing operations would have been…………………………………………………………………………………………………… 26,920$ 18,640$ 131,840$ 109,340$ Three months ended December 31, Twelve months ended December 31,

Company and Business Segment Financial Information – Cont. Ops

(Unaudited, dollars in thousands)

	Three months ended December 31, 2011	Three months ended December 31, 2010	Twelve months ended December 31, 2011	Twelve months ended December 31, 2010
Packaging				
Net sales	$ 47,350	$ 37,560	$ 185,240	$ 171,170
Operating profit	$ 10,920	$ 10,230	$ 48,060	$ 48,710
Energy				
Net sales	$ 40,970	$ 34,700	$ 166,780	$ 129,100
Operating profit	$ 4,820	$ 3,340	$ 19,740	$ 14,700
Aerospace & Defense				
Net sales	$ 18,430	$ 20,460	$ 78,590	$ 73,930
Operating profit	$ 4,640	$ 5,070	$ 18,640	$ 18,090
Engineered Components				
Net sales	$ 48,480	$ 35,190	$ 175,350	$ 113,000
Operating profit	$ 8,610	$ 4,030	$ 27,620	$ 12,660
Cequent Asia Pacific				
Net sales	$ 26,900	$ 18,950	$ 94,290	$ 75,990
Operating profit	$ 4,180	$ 2,630	$ 13,900	$ 12,050
Cequent North America				
Net sales	$ 77,520	$ 65,650	$ 383,710	$ 339,270
Operating profit (loss)	$ 2,100	$ (340)	$ 32,730	$ 27,840
Special Items to consider in evaluating operating profit (loss):				
- Severance and business restructuring costs	$ 520	$ -	$ 520	$ -
Excluding Special Items, operating profit (loss) would have been	$ 2,620	$ (340)	$ 33,250	$ 27,840
Corporate Expenses				
Operating loss	$ (8,870)	$ (6,320)	$ (29,370)	$ (24,710)
Total Company				
Net sales	$ 259,650	$ 212,510	$ 1,083,960	$ 902,460
Operating profit	$ 26,400	$ 18,640	$ 131,320	$ 109,340
Total Special Items to consider in evaluating operating profit	$ 520	$ -	$ 520	$ -
Excluding Special Items, operating profit would have been	$ 26,920	$ 18,640	$ 131,840	$ 109,340

TRIMAS CORPORATION

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LTM Bank EBITDA as Defined in Credit Agreement

(Unaudited, dollars in thousands)

Reported net income for the twelve months ended December 31, 2011	$	60,360
Interest expense, net (as defined)...		44,480
Income tax expense..		33,980
Depreciation and amortization..		40,470
Non-cash expenses related to stock option grants....................................		3,510
Other non-cash expenses or losses..		3,850
Non-recurring fees and expenses in connection with acquisition integration........		350
Debt extinguishment costs..		3,970
Non-recurring expenses or costs for cost saving projects..........................		220
Negative EBITDA from discontinued operations...		1,840
Permitted dispositions...		(18,630)
Permitted acquisitions...		1,980
Bank EBITDA - LTM Ended December 31, 2011 (1)..	$	176,380

(1) As defined in the Credit Agreement dated June 21, 2011.

TriMas Corporation

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